UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	OTC QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

As of December 17, 2019, the Company’s outstanding common stock had increased by more than 5% since the last reported common stock outstanding. As of December 18, 2019, the Company had 27,696,554 shares of its common stock, $0.01 par value per share, issued and outstanding. The increase in outstanding shares of common stock is due to conversions of Series E Convertible Preferred Stock and Series E-1 Convertible Preferred Stock into common stock.

Item 8.01	Other Events.

On December 19, 2019, following receipt of FINRA’s confirmation of the completion of its review of the Company’s Reverse Stock Split, the Company issued a press release announcing, among other things, that the Reverse Stock Split approved by the Company’s stockholders and the Board of Directors would be effected prior to the initiation of trading on December 24, 2019, consistent with FINRA’s forthcoming announcement on the FINRA Daily List on December 23, 2019. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

99.1	Press Release of Delcath Systems, Inc. dated December 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: December 23, 2019	By:	/s/ Barbra Keck
	Name:	Barbra Keck
	Title:	Chief Financial Officer